UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

U.S. Bancorp

(Exact name of registrant as specified in its charter)

Delaware	41-0255900
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Nicollet Mall
Minneapolis, Minnesota 55402

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares each representing a 1/1,000th interest in a share of Series K Non-Cumulative Perpetual Preferred Stock	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-217413

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                                 Description of Registrant’s Securities to be Registered

The description of the Depositary Shares being registered hereby, including the Series K Non-Cumulative Perpetual Preferred Stock which is represented by the Depositary Shares, is set forth in the Prospectus included in the Registration Statement on Form S-3 (No. 333-217413) of U.S. Bancorp (the “Company”), as filed with the Commission on April 21, 2017, and the final Prospectus Supplement dated August 7, 2018, as filed with the Commission on August 8, 2018, pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.                                 Exhibits

The following exhibits are filed herewith and with the New York Stock Exchange LLC.

Exhibit No.	Description
4.1

Certificate of Designations of U.S. Bancorp with respect to Series K Non-Cumulative Perpetual Preferred Stock dated August 13, 2018 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of U.S. Bancorp filed August 14, 2018).

4.2

Deposit Agreement dated as of August 14, 2018 between U.S. Bancorp, U.S. Bank National Association and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K of U.S. Bancorp filed August 14, 2018).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 14, 2018

U.S. Bancorp

	By:	/s/ James L. Chosy
	Name:	James L. Chosy
	Title:	Executive Vice President and General Counsel